Exhibit 24.1
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Cullen/Frost Bankers, Inc. for the fiscal year ended December 31, 2005, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T.C. FROST	Senior Chairman of the Board and Director	January 26, 2006

T.C. Frost

/s/ RICHARD W. EVANS, JR.	Chairman of the Board and Director (Principal Executive Officer)	January 26, 2006

Richard W. Evans, Jr.

/s/ R. DENNY ALEXANDER	Director	January 26, 2006

R. Denny Alexander

/s/ CARLOS ALVAREZ	Director	January 26, 2006

Carlos Alvarez

/s/ ISAAC ARNOLD, JR.	Director	January 26, 2006

Isaac Arnold, Jr.

/s/ ROYCE S. CALDWELL	Director	January 26, 2006

Royce S. Caldwell

/s/ HARRY H. CULLEN	Director	January 26, 2006

Harry H. Cullen

/s/ CRAWFORD H. EDWARDS*	Director	January 26, 2006

Crawford H. Edwards

/s/ RUBEN M. ESCOBEDO	Director	January 26, 2006

Ruben M. Escobedo

/s/ PATRICK B. FROST	Director and President of The Frost National Bank	January 26, 2006

Patrick B. Frost

/s/ JAMES L. HAYNE	Director	January 26, 2006

James L. Hayne

/s/ KAREN E. JENNINGS	Director	January 26, 2006

Karen E. Jennings

/s/ RICHARD M. KLEBERG, III	Director	January 26, 2006

Richard M. Kleberg, III

Signature	Title	Date

/s/ ROBERT S. McCLANE	Director	January 26, 2006

Robert S. McClane

/s/ IDA CLEMENT STEEN	Director	January 26, 2006

Ida Clement Steen

/s/ HORACE WILKINS, JR.	Director	January 26, 2006

Horace Wilkins, Jr.

/s/ MARY BETH WILLIAMSON	Director	January 26, 2006

Mary Beth Williamson